PRESS RELEASE
Clorox Reports Q3 Fiscal Year 2025 Results, Updates Outlook
Delivers lower-than-expected sales amid a challenging and volatile consumer and geopolitical environment while maintaining overall market shares and delivering its 10th consecutive quarter of gross margin expansion
OAKLAND, Calif., May 5, 2025 — The Clorox Company (NYSE: CLX) today reported results for the third quarter of fiscal year 2025, which ended Mar. 31, 2025.
Third-Quarter Fiscal Year 2025 Summary
Following is a summary of key results for the third quarter, which reflect the prior divestitures of the Better Health Vitamins, Minerals and Supplements (VMS) and Argentina businesses. All comparisons are with the third quarter of fiscal year 2024 unless otherwise stated.
•Net sales decreased 8% to $1.67 billion, primarily driven by the divestitures of the VMS and Argentina businesses. Organic sales1 decreased 2%, primarily driven by unfavorable price mix. Organic volume was flat, primarily impacted by consumption slowdown across most of its businesses.
•Gross margin increased 240 basis points to 44.6% from 42.2% in the year-ago quarter, primarily driven by cost savings and the benefits from the divestitures of the VMS and Argentina businesses.
•Diluted net earnings (losses) per share (diluted EPS) increased 466% to $1.50 from a loss of $0.41 in the year-ago quarter. The increase includes lapping the loss relating to the divestiture of the Argentina business and the current-period benefit of cyberattack insurance recoveries.
•Adjusted EPS1 decreased 15% to $1.45 from $1.71 in the year-ago quarter, primarily due to lower net sales, partially offset by higher gross margin.
•Year-to-date net cash provided by operations was $687 million compared to $355 million in the year-ago period, representing a 94% increase.
“In the third quarter, heightened macroeconomic uncertainties drove changes in shopping behaviors, resulting in temporary category slowdowns and lower sales. We expect these slowdowns to persist in the fourth quarter, as reflected in our updated outlook,” said Chair and CEO Linda Rendle. "Despite this, our fundamentals remain strong as we held overall market shares and continued to expand margin while investing in our trusted brands. In this dynamic environment, we still expect to deliver organic sales growth and another year of strong earnings growth. I am confident in our ability to navigate the short-term given our strong brands and capabilities, while we continue to advance our long-term IGNITE strategy.”
This press release includes certain non-GAAP financial measures. See "Non-GAAP Financial Information" at the end of this press release for more details.
1Organic sales growth / (decrease) and adjusted EPS are non-GAAP measures. See Non-GAAP Financial Information at the end of this press release for reconciliations to the most comparable GAAP measures.

Strategic and Operational Highlights
The following are recent strategic and operational highlights:
•Maintained overall market shares in the face of complex geopolitical and macroeconomic conditions.
•Achieved the tenth consecutive quarter of gross margin expansion, supported by another strong quarter of cost savings.
•Continued to introduce new product innovations to meet the needs of consumers, including Burt’s Bees Boosted Tinted Balm and Rescue Lip Relief, Clorox Scentiva ToiletWand Refills, seven new Hidden Valley Ranch flavors as well as collaborations with Hot Pockets and DiGiorno, Fresh Step Health Monitoring Clumping Litter, and Pine-Sol Multi-Surface Cleaner in new Cherry Blossom scent.
•Achieved zero-waste-to-landfill status across all global manufacturing plants, where infrastructure allows.
•The company, along with its Clorox and Pine-Sol brands, was named among America’s Most Trusted Brands by USA Today.
Key Segment Results
The following is a summary of key third-quarter results by reportable segment. All comparisons are with the third quarter of fiscal year 2024 unless otherwise stated.
Health and Wellness (Cleaning; Professional Products)
•Net sales increased 3%, driven by 7 points of higher volume partially offset by 4 points of unfavorable price mix. Higher volume was driven mainly by increased consumption in Cleaning. Unfavorable price mix was driven mainly by product mix as well as strong shipments to the Club channel.
•Segment adjusted EBIT2 increased 10%, primarily behind lower manufacturing and logistics costs, higher net sales and cost savings, partially offset by higher advertising investments.
Household (Bags and Wraps; Cat Litter; Grilling)
•Net sales decreased 11%, driven by 9 points of lower volume and 2 points of unfavorable price mix. Lower volume was driven mainly by lower consumption, a timing shift in Kingsford shipments, and retailer promotional timing and inventory adjustments in Litter toward the end of the quarter. Unfavorable price mix was driven mainly by higher trade spending.
•Segment adjusted EBIT decreased 18%, primarily due to lower net sales partially offset by cost savings.
Lifestyle (Food; Water Filtration; Natural Personal Care)
•Net sales decreased 3%, driven by 2 points of lower volume driven mainly by lower consumption and 1 point of unfavorable price mix.
•Segment adjusted EBIT decreased 6%, primarily due to lower net sales.
International (Sales Outside the U.S.)
•Net sales decreased 15%, mainly driven by the impact of the Argentina divestiture. Excluding Argentina and 3 points of foreign exchange rate changes, organic sales grew 2%, primarily driven by 1 point of organic volume growth.
•Segment adjusted EBIT decreased 18%, mainly driven by the Argentina divestiture partially offset by cost savings. Excluding Argentina, adjusted segment EBIT was up.
2 Adjusted EBIT is a non-GAAP measure. See Non-GAAP Financial Information at the end of this press release for reconciliations to the most comparable GAAP measures.

Fiscal Year 2025 Outlook
The company is updating its fiscal year 2025 outlook to reflect two main changes. The first is to reflect recent changes in the macroeconomic and geopolitical environment, including its impact on Clorox’s categories and consumers, as well as the impact of tariffs on earnings. Second, the outlook has also been updated to include the latest estimated impact from incremental shipments related to the company’s ERP transition.
The company is updating the following elements of its fiscal year 2025 outlook:
•The company now expects net sales to be down 1% to flat, including about 2 points of negative impact from the divestiture of its business in Argentina and about 3 points of negative impact from the divestiture of its VMS business. The company expects foreign exchange to be about neutral. Organic sales are now expected to grow 4% to 5%, including 2 to 3 points of expected impact related to the ERP transition, (compared to previous expectation of 1 to 2 points), which is expected to reverse in the front half of the next fiscal year. Excluding the impact of the ERP transition, the company now expects organic sales to be up about 2%.
•Gross margin is now expected to be up about 150 basis points, primarily due to the benefits of holistic margin management efforts, more than offsetting cost inflation and higher trade promotion spending and higher costs from recently implemented tariffs. This compares to the previous expectation of 125 to 150 basis points.
•Fiscal year diluted EPS is now expected to be between $5.73 and $6.13 versus previously $5.52 and $5.92, a year-over-year increase of 155% to 172%, respectively, reflecting the lapping of several one-time charges recorded in the year-ago period. This includes the profit from incremental shipments related to the ERP transition of 50 cents to 70 cents, which is expected to reverse in the front half of fiscal year 2026.
•Adjusted EPS is expected to be between $6.95 and $7.35, a year-over-year increase of 13% to 19%, respectively. While this updated range is unchanged compared to the previous outlook, there are puts and takes. As mentioned above, the company has updated its fiscal year 2025 outlook to reflect the recent macroeconomic environment, including its impact on sales and earnings. The updated outlook has also been updated to reflect higher sales and profit from expected incremental shipments related to the company’s ERP transition. Adjusted EPS continues to exclude about 70 cents of expense from long-term strategic investments in digital capabilities and productivity enhancements and a 94 cent charge in the first quarter from the loss on sale related to the divestiture of the VMS business, and it also excludes a 42 cent benefit from cyberattack insurance recoveries for the current fiscal year.

The company is confirming the following elements of its fiscal year 2025 outlook:
•Selling and administrative expenses are still expected to be between 15% to 16% of net sales. It continues to include about 150 basis points of impact from the company's strategic investments in digital capabilities and productivity enhancements.
•Advertising and sales promotion spending is still expected to be 11% to 11.5% of net sales, reflecting the company's ongoing commitment to invest behind its brands.
•The company's effective tax rate is still expected to be about 26%. Excluding the impact of the VMS sale, the company expects its fiscal year adjusted effective tax rate to be about 23%.

Full year 2025 outlook (estimated range)

Net sales (percentage change versus the year ago period)
	Low	High
Net sales growth / (decrease) (GAAP)	(1)%	0%
Add: Foreign Exchange	0	0
Add/(Subtract): Divestitures/acquisitions	5	5
Organic sales growth / (decrease) (non-GAAP)	4%	5%

Note: Expected benefit from incremental shipments related to ERP transition	2%	3%

Diluted earnings per share
	Low	High
As estimated (GAAP)	$5.73	$6.13
Loss on divestiture	0.94	0.94
Cyberattack costs, net of insurance recoveries	(0.42)	(0.42)
Digital capabilities and productivity enhancements investment	0.70	0.70
As adjusted (non-GAAP)	$6.95	$7.35

Note: Expected benefit from incremental shipments related to ERP transition	$0.50	$0.70
Clorox Earnings Conference Call Schedule
At approximately 4:15 p.m. ET today, Clorox will post prepared management remarks regarding its third quarter fiscal year 2025 results.
At 5 p.m. ET today, the company will host a live Q&A audio webcast with Chair and CEO Linda Rendle and Chief Financial Officer Luc Bellet to discuss the results.
Links to the live (and archived) webcast, press release and prepared remarks can be found at Clorox Quarterly Results.

For More Detailed Financial Information
Visit the company’s Quarterly Results for the following:
•Supplemental unaudited volume and sales growth information
•Supplemental unaudited gross margin drivers information
•Supplemental unaudited cash flow information and free cash flow reconciliation
•Supplemental unaudited reconciliation of earnings (losses) before interest and taxes (EBIT) and adjusted EBIT
•Supplemental unaudited reconciliation of adjusted earnings (losses) per share (EPS) and adjusted effective tax rate (ETR)
Note: Percentage and basis-point, or point, changes noted in this press release are calculated based on rounded numbers, except for per-share data and the effective tax rate.
About The Clorox Company
The Clorox Company (NYSE: CLX) champions people to be well and thrive every single day. Its trusted brands include Brita®, Burt's Bees®, Clorox®, Fresh Step®, Glad®, Hidden Valley®, Kingsford®, Liquid-Plumr® and Pine-Sol® as well as international brands such as Clorinda®, Chux® and Poett®. Headquartered in Oakland, California, since 1913, Clorox was one of the first U.S. companies to integrate ESG into its business reporting. In 2025 the company was ranked No. 1 on Barron’s 100 Most Sustainable Companies list for the third consecutive year. Visit thecloroxcompany.com to learn more.
Clorox Media Contact:
corporate.communications@clorox.com
Clorox Investor Relations Contact:
investorrelations@clorox.com
CLX-F

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, statements regarding the expected or potential impact of the company's operational disruption stemming from a cyberattack, and any such forward-looking statements involve risks, assumptions and uncertainties. Except for historical information, statements about future volumes, sales, organic sales growth, foreign currencies, costs, cost savings, margins, earnings, earnings per share, diluted earnings per share, foreign currency exchange rates, tax rates, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management's estimates, beliefs, assumptions and projections. Words such as "could," "may," "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "will," "predicts," and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management's expectations, are described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2024, as updated from time to time in the company's Securities and Exchange Commission filings. These factors include, but are not limited to: unfavorable general economic and geopolitical conditions beyond our control, including supply chain disruptions, labor shortages, wage pressures, rising inflation, the interest rate environment, fuel and energy costs, foreign currency exchange rate fluctuations, weather events or natural disasters, disease outbreaks or pandemics, such as COVID-19, terrorism, and unstable geopolitical conditions, including ongoing conflicts in the Middle East and Ukraine and rising tensions between China and Taiwan, as well as macroeconomic and geopolitical volatility and uncertainty as a result of a number of these and other factors, including actual and potential shifts in U.S. and foreign trade policies, including as a result of escalating trade tensions and tariffs between the U.S. and its trading partners, especially China; the ability of the company to drive sales growth, increase prices and market share, grow its product categories and manage favorable product and geographic mix; the impact of the changing retail environment, including the growth of alternative retail channels and business models, and changing consumer preferences; our recovery from the August 2023 cyberattack, and risks related to the company's use of and reliance on information technology systems, including potential and actual security breaches, cyberattacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or company information, business, service or operational disruptions, or that impact the company's financial results or financial reporting, or any resulting unfavorable outcomes, increased costs or legal proceedings; intense competition in the company's markets; volatility and increases in the costs of raw materials, energy, transportation, labor and other necessary supplies or services; risks related to supply chain issues, product shortages and disruptions to the business, as a result of increased supply chain dependencies due to an expanded supplier network and a reliance on certain single-source suppliers; the ability of the company to implement and generate cost savings and efficiencies, and successfully implement its transformational initiatives or strategies, including achieving anticipated benefits and cost savings from the implementation of the streamlined operating model and digital capabilities and productivity enhancements, and the timing and volume of shipment movement related to its ERP transition; the company's ability to maintain its business reputation and the reputation of its brands and products; dependence on key customers and risks related to customer consolidation and ordering patterns; the ability of the company to innovate and to develop and introduce commercially successful products, or expand into adjacent categories and countries; the company's ability to attract and retain key personnel, which may continue to be impacted by challenges in the labor market, such as increasing labor costs and sustained labor shortages; lower revenue, increased costs or reputational harm resulting from government actions and compliance with regulations, or any material costs imposed by changes in regulation; changes to our processes and procedures as a result of our digital capabilities and productivity enhancements investment that may result in changes to the company's internal controls over financial reporting; the ability of the company to successfully manage global political, legal, tax and regulatory risks, including changes in regulatory or administrative activity; risks related to international operations and international trade, including changing macroeconomic conditions as a result of inflation, volatile commodity prices and increases in raw and packaging materials prices, labor, energy and logistics; global economic or political instability; foreign currency fluctuations, such as devaluations, and foreign currency exchange rate controls; changes in governmental policies, including trade policy and tariffs, travel or immigration restrictions, new or additional tariffs, and price or other controls; labor claims and civil unrest; potential operational or supply chain disruptions from wars and military conflicts, including ongoing conflicts in the Middle East and Ukraine and rising tensions between China and Taiwan; potential negative impact and liabilities from the use, storage and transportation of chlorine in certain international markets where chlorine is used in the production of bleach; widespread health emergencies, such as COVID-19; and the possibility of nationalization, expropriation of assets or other government action; the impact of Environmental, Social, and Governance (ESG) issues, including those related to climate-related transition risks, changing consumer preferences, including the environmental impact of the Company’s products and sustainability on our sales, operating costs or reputation; the impact of product liability claims, labor claims and other legal, governmental or tax proceedings, including in foreign jurisdictions and in connection with any product recalls; risks relating to acquisitions, new ventures and divestitures, and associated costs, including for asset impairment charges related to, among others, intangible assets, including trademarks and goodwill; and the ability to complete announced transactions and, if completed, integration costs and potential contingent liabilities related to those transactions; the accuracy of the company's estimates and assumptions on which its financial projections, including any sales or earnings guidance or outlook it may provide from time to time, are based; risks related to the acquisition of The Procter & Gamble Company's interest in the Glad business; risks related to our reliance on third-party service providers, including inability to meet cost savings or efficiencies, business or systems disruptions, and other liabilities, including legal or regulatory risk; environmental matters, including costs associated with the remediation and monitoring of past contamination, and possible increases in costs resulting from actions by relevant regulators, and the handling and/or transportation of hazardous substances; the company's ability to effectively utilize, assert and defend its intellectual property rights, and any infringement or claimed infringement by the company of third-party intellectual property rights; the effect of the company's indebtedness and credit rating on its business operations and financial results and the company's ability to access capital markets and other funding sources, as well as the cost of capital to the company; the company's ability to pay and declare dividends or repurchase its stock in the future; the impacts of potential stockholder activism; and risks related to any litigation associated with the exclusive forum provision in the company's bylaws.
The company's forward-looking statements in this press release are based on management's current views, beliefs, assumptions and expectations regarding future events and speak only as of the date of this press release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.
Non-GAAP Financial Information
•This press release contains non-GAAP financial information related to organic sales growth / (decrease), adjusted EPS, adjusted effective tax rate ("adjusted ETR") and segment adjusted EBIT for the third quarter of fiscal year 2025, as well as adjusted EPS outlook and adjusted ETR outlook for fiscal year 2025. The reasons management believes these measures are useful to investors are described below. Certain non-GAAP financial measures may be considered in determining incentive compensation.
•Clorox defines organic sales growth / (decrease) as GAAP net sales growth / (decrease) excluding the effect of foreign exchange rate changes and any acquisitions or divestitures.
•Organic sales growth/(decrease) outlook for fiscal year 2025 excludes about 2 points of negative impact from the divestiture of the company's business in Argentina and about 3 points of negative impact from the divestiture of the Better Health VMS business. Organic sales growth/(decrease) outlook excluding the incremental shipments related to the ERP transition excludes 2 to 3 points of positive impact from the incremental shipments related to the ERP transition.
•Management believes that the presentation of organic sales growth / (decrease) is useful to investors because it excludes sales from any acquisitions and divestitures, which results in a comparison of sales only from the businesses that the company was operating and expects to continue to operate throughout the relevant periods, and the company's estimate of the impact of foreign exchange rate changes, which are difficult to predict and out of the control of the company and management. However, organic sales growth / (decrease) may not be the same as similar measures provided by other companies due to potential differences in methods of calculation or differences in which items are incorporated into these adjustments.
•Adjusted EPS is defined as diluted earnings (losses) per share that excludes or has otherwise been adjusted for significant items that are nonrecurring or unusual. The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
•Adjusted ETR is defined as the effective tax rate that excludes or that has otherwise been adjusted for significant items that are nonrecurring or unusual.
•Adjusted EPS and adjusted ETR are supplemental information that management uses to help evaluate the company's historical and prospective financial performance on a consistent basis over time. Management believes that by adjusting for certain items affecting comparability of performance over time, such as the pension settlement charge, incremental costs and insurance recoveries, related to the August 2023 cyberattack, asset impairments, charges related to the streamlined operating model, charges related to the digital capabilities and productivity enhancements investment, significant losses/(gains) related to acquisitions / divestitures and other nonrecurring or unusual items, investors and management are able to gain additional insight into the company's underlying operating performance on a consistent basis over time. However, adjusted EPS and adjusted ETR may not be the same as similar measures provided by other companies due to potential differences in methods of calculation or differences in which items are incorporated into these adjustments.
•Adjusted EBIT represents earnings (losses) before income taxes excluding interest income, interest expense and other significant items that are nonrecurring or unusual (such as the pension settlement charge, incremental costs, net of insurance recoveries, related to the August 2023 cyberattack, asset impairments, charges related to the streamlined operating model, charges related to the digital capabilities and productivity enhancements investment, significant losses/(gains) related to acquisitions / divestitures and other nonrecurring or unusual items impacting comparability during the period. The company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance, and allocate resources to each segment. Management believes that the presentation of adjusted EBIT excluding these items is useful to investors to assess operating performance on a consistent basis by removing the impact of the items that management believes do not directly reflect the performance of each segment's underlying operations. However, adjusted EBIT may not be the same as similar measures provided by other companies due to potential differences in methods of calculation or differences in which items are incorporated into these adjustments.
•The reconciliation tables below refer to the equivalent GAAP measures adjusted as applicable for the following items:
Divestiture of Better Health Vitamins, Minerals and Supplements Business
As previously disclosed in the first quarter of fiscal year 2025, the company completed the divestiture of its Better Health VMS business in its entirety. The divested business included the Natural Vitality, NeoCell, Rainbow Light and RenewLife brands, relevant trademarks and licenses, and associated manufacturing and distribution facilities in Sunrise, Florida. The transaction is in support of the company’s IGNITE strategy and reflects the commitment to continue evolving its portfolio to reduce volatility and accelerate sales growth, as well as structurally improve its margin, in service of driving more consistent and profitable growth over time.
Due to the nature, scope and magnitude of this charge, the company’s management believes presenting this charge as an adjustment in the non-GAAP results provides additional information to investors about trends in the company’s operations and is useful for period over period comparisons. It also allows investors to view underlying operating results in the same manner as they are viewed by company management.

Cyberattack Costs
As previously disclosed, incremental costs were incurred by the company as the result of the August 2023 cyberattack. These costs related primarily to third-party consulting services, including IT recovery and forensic experts and other professional services incurred to investigate and remediate the attack, as well as incremental operating costs from the resulting disruption to the company’s business operations. The company has since received insurance recoveries of $100 million related to the cyberattack. No additional insurance recoveries related to the cyberattack are anticipated. Costs associated with ongoing cybersecurity monitoring and prevention as well as enhancement to the company's cybersecurity program are not included within this adjustment.
Due to the nature, scope and magnitude of these costs and recoveries, the company's management believes presenting these costs as an adjustment in the non-GAAP results provides additional information to investors about trends in the company's operations and is useful for period over period comparisons. It also allows investors to view underlying operating results in the same manner as they are viewed by company management.
Digital Capabilities and Productivity Enhancements Investment
As announced in August 2021, the company plans to invest in transformative technologies and processes over a five-year period. This investment began in fiscal year 2022, and includes replacement of the company's ERP system and transitioning to a cloud-based platform as well as the implementation of a suite of other digital technologies. The total incremental transformational investment is expected to be $560 million to $580 million. It is expected that these implementations will generate efficiencies and transform the company's operations in the areas of supply chain, digital commerce, innovation, brand building and more over the long term.
Of the total investment, approximately 70% is expected to represent incremental operating costs primarily recorded within selling and administrative expenses to be adjusted from reported EPS for purposes of disclosing adjusted EPS through fiscal year 2026. About 70% of these operating costs are expected to be related to the implementation of the ERP, with the remaining costs primarily related to the implementation of complementary technologies.
Due to the nature, scope and magnitude of this investment, these costs are considered by management to represent incremental transformational costs above the historical normal level of spending for information technology to support operations. Since these strategic investments, including incremental operating costs, will cease at the end of the investment period, are not expected to recur in the foreseeable future and are not considered representative of the company's underlying operating performance, the company's management believes presenting these costs as an adjustment in the non-GAAP results provides additional information to investors about trends in the company's operations and is useful for period-over-period comparisons. It also allows investors to view underlying operating results in the same manner as they are viewed by company management.

The following table provides reconciliation of organic sales growth / (decrease) (non-GAAP) to net sales growth / (decrease), the most comparable GAAP measure:

	Three months ended Mar. 31, 2025
	Percentage change versus the year-ago period
	Health and Wellness	Household	Lifestyle	International	Total Company (1)
Net sales growth / (decrease) (GAAP)	3%	(11)%	(3)%	(15)%	(8)%
Add: Foreign exchange	—	—	—	3	1
Add/(Subtract): Divestitures/acquisitions (2)	—	—	—	14	5
Organic sales growth / (decrease) (non-GAAP)	3%	(11)%	(3)%	2%	(2)%

	Nine months ended Mar. 31, 2025
	Percentage change versus the year-ago period
	Health and Wellness	Household	Lifestyle	International	Total Company (1)
Net sales growth / (decrease) (GAAP)	7%	1%	2%	(11)%	(1)%
Add: Foreign Exchange	—	—	—	3	—
Add/(Subtract): Divestitures/acquisitions (2)	—	—	—	14	5
Organic sales growth / (decrease) (non-GAAP)	7%	1%	2%	6%	4%
(1)Total Company includes Corporate and Other. Corporate and Other includes the results of the Better Health VMS business through the date of divestiture.
(2)The divestiture impact is calculated as net sales from the Argentina and Better Health VMS businesses after the respective sale dates in the three and nine month year-ago periods.

The following tables provide reconciliations of adjusted diluted earnings (losses) per share (non-GAAP) to diluted earnings (losses) per share, the most comparable GAAP measure, and adjusted effective tax rate (non-GAAP) to effective tax rate, the most comparable GAAP measure:

Adjusted Diluted Earnings (Losses) Per Share (EPS) and Adjusted Effective Tax Rate (ETR)
(Dollars in millions except per share data)

	Diluted earnings (losses) per share			Effective tax rate
	Three months ended			Three months ended
	3/31/2025	3/31/2024	% Change	3/31/2025	3/31/2024
As reported (GAAP)	$1.50	$(0.41)	466%	24.8%	(18.6)%
Loss on divestiture (1) (2)	—	1.85		—	26.8%
Cyberattack costs, net of insurance recoveries (3)	(0.21)	0.05		0.1%	0.5%
Streamlined operating model (4)	—	0.06		—	0.6%
Digital capabilities and productivity enhancements investment (5)	0.16	0.16		(0.1)%	1.8%
As adjusted (non-GAAP)	$1.45	$1.71	(15)%	24.8%	11.1%

	Diluted earnings per share			Effective tax rate
	Nine months ended			Nine months ended
	3/31/2025	3/31/2024	% Change	3/31/2025	3/31/2024

As reported (GAAP)	$3.84	$0.52	638%	26.9%	41.9%
Loss on divestiture (1)	0.94	1.85		(4.0)%	(25.3)%
Pension settlement charge (6)	—	1.04		—	1.3%
Cyberattack costs, net of insurance recoveries (3)	(0.42)	0.35		(0.1)%	0.6%
Streamlined operating model (4)	—	0.08		—	0.2%
Digital capabilities and productivity enhancements investment (5)	0.50	0.52		0.1%	1.4%
As adjusted (Non-GAAP)	$4.86	$4.36	11%	22.9%	20.1%

(1)During the three and nine months ended Mar. 31, 2024, the company incurred approximately $240 ($231 after tax) of costs related to the divestiture of the Argentina business. During the nine months ended Mar. 31, 2025, the company incurred an after tax charge of $118 related to the divestiture of the Better Health VMS business.

(2)Includes the dilution impact of the difference between the diluted weighted-average shares used in calculating the diluted (losses) per share, as reported to the diluted weighted-average shares used in calculating the non-GAAP diluted earnings per share, as adjusted for the period ending Mar. 31, 2024 (124,892 shares).

(3)During the three and nine months ended Mar. 31, 2025, the company recognized approximately $35 ($26 after tax) and $70 ($53 after tax), respectively, of insurance recoveries related to the cyberattack. During the three and nine months ended Mar. 31, 2024, the company incurred approximately $8 ($6 after tax) and $57 ($43 after tax), respectively, of costs related to the cyberattack. Costs related primarily to third-party consulting services, including IT recovery and forensic experts and other professional services incurred to investigate and remediate the attack, as well as incremental operating costs from the resulting disruption to the company's business operations.

(4)During the three and nine months ended Mar. 31, 2024, the company incurred approximately $10 ($7 after tax) and $13 ($10 after tax), respectively, of restructuring and related costs, net related to implementation of the streamlined operating model.

(5)During the three and nine months ended Mar. 31, 2025, the company incurred approximately $26 ($20 after tax) and $81 ($62 after tax), respectively, and during the three and nine months ended Mar. 31, 2024, the company incurred approximately $26 ($20 after tax) and $85 ($64 after tax), respectively, of operating expenses related to its digital capabilities and productivity enhancements investment. The expenses relate to the following:

	Three months ended		Nine months ended
	3/31/2025	3/31/2024	3/31/2025	3/31/2024
External consulting fees (a)	$19	$19	$56	$65
IT project personnel costs (b)	1	2	5	6
Other (c)	6	5	20	14
Total	$26	$26	$81	$85

(a)Comprised of third-party consulting fees incurred to assist in the project management and end-to-end systems integration of this transformative investment. The company relies on consultants for certain capabilities required for these programs that the company does not maintain internally. These costs support the implementation of these programs incremental to the company's normal IT costs and will not be incurred following implementation.

(b)Comprised of labor costs associated with internal IT project management teams that are utilized to oversee the new system implementations. Given the magnitude and transformative nature of the implementations planned, the necessary project management costs are incremental to the historical levels of spend and will no longer be incurred subsequent to implementation. As a result of this long-term strategic investment, the company considers these costs not reflective of the ongoing costs to operate its business.

(c)Comprised of various other expenses associated with the company’s new system implementations, including company personnel dedicated to the project that have been backfilled with either permanent or temporary resources in positions that are considered part of normal operating expenses.

(6)During the nine months ended Mar. 31, 2024, the company incurred approximately $171 ($130 after tax) of costs related to the settlement of the domestic qualified pension plan.

	Full year 2025 outlook (estimated range)
	Diluted earnings per share		Effective Tax Rate
	Low	High	Estimate
As estimated (GAAP)	$5.73	$6.13	26%
Loss on divestiture	0.94	0.94	(3)%
Cyberattack costs, net of insurance recoveries	(0.42)	(0.42)	—
Digital capabilities and productivity enhancements investment (7)	0.70	0.70	—
As adjusted (non-GAAP)	$6.95	$7.35	23%

(7)In fiscal year 2025, the company expects to incur approximately $105-$115 ($80-$87 after tax) of operating expenses related to its digital capabilities and productivity enhancements investment.

The following table provides reconciliation of adjusted EBIT (non-GAAP) to earnings (losses) before income taxes, the most comparable GAAP measure:

	Reconciliation of earnings (losses) before income taxes to adjusted EBIT
	Three months ended		Nine months ended
	3/31/2025	3/31/2024	3/31/2025	3/31/2024
Earnings (losses) before income taxes	$254	$(42)	$668	$123
Interest income	(2)	(4)	(7)	(21)
Interest expense	23	22	66	69
Loss on divestiture	—	240	118	240
Pension settlement charge	—	—	—	171
Cyberattack costs, net of insurance recoveries	(35)	8	(70)	57
Streamlined operating model	—	10	—	13
Digital capabilities and productivity enhancements investment	26	26	81	85
Adjusted EBIT	$266	$260	$856	$737

Condensed Consolidated Statements of Earnings (Unaudited)
Dollars in millions, except per share data
	Three months ended		Nine months ended
	3/31/2025	3/31/2024	3/31/2025	3/31/2024
Net sales	$1,668	$1,814	$5,116	$5,190
Cost of products sold	924	1,048	2,827	3,026
Gross profit	744	766	2,289	2,164
Selling and administrative expenses	267	301	828	899
Advertising costs	207	215	599	566
Research and development costs	27	32	89	93
Loss on divestiture	—	240	118	240
Pension settlement charge	—	—	—	171
Interest expense	23	22	66	69
Other (income) expense, net	(34)	(2)	(79)	3
Earnings (losses) before income taxes	254	(42)	668	123
Income tax expense	63	8	180	52
Net earnings (losses)	191	(50)	488	71
Less: Net earnings attributable to noncontrolling interests	5	1	10	7
Net earnings (losses) attributable to Clorox	$186	$(51)	$478	$64

Net earnings (losses) per share attributable to Clorox
Basic net earnings (losses) per share	$1.51	$(0.41)	$3.87	$0.52
Diluted net earnings (losses) per share	$1.50	$(0.41)	$3.84	$0.52

Weighted average shares outstanding (in thousands)
Basic	123,367	124,249	123,643	124,133
Diluted	124,066	124,249	124,468	124,721

Reportable Segment Information
(Unaudited)
Dollars in millions

	Net sales			Net sales
	Three months ended			Nine months ended
	3/31/2025	3/31/2024	% Change(1)	3/31/2025	3/31/2024	% Change(1)
Health and Wellness	$630	$609	3%	$1,956	$1,833	7%
Household	469	526	(11)	1,362	1,353	1
Lifestyle	306	315	(3)	964	947	2
International	263	310	(15)	796	891	(11)
Reportable segment total	1,668	1,760		5,078	5,024
Corporate and Other (2)	—	54	(100)	38	166	(77)
Total	$1,668	$1,814	(8)%	5,116	$5,190	(1)%

	Segment adjusted EBIT			Segment adjusted EBIT
	Three months ended			Nine months ended
	3/31/2025	3/31/2024	% Change(1)	3/31/2025	3/31/2024	% Change(1)
Health and Wellness	$169	$154	10%	$597	$517	15%
Household	61	74	(18)%	169	162	4
Lifestyle	60	64	(6)%	196	192	2
International	31	38	(18)%	87	104	(16)
Reportable segment total	321	330		1,049	975
Corporate and Other (2)	(55)	(70)	21	(193)	(238)	19
Total	$266	$260	2%	856	$737	16%
Interest income	2	4		7	21
Interest expense	(23)	(22)		(66)	(69)
Loss on divestiture (3)	—	(240)		(118)	(240)
Pension settlement (4)	—	—		—	(171)
Cyberattack costs, net of insurance recoveries (5)	35	(8)		70	(57)
Streamlined operating model (6)	—	(10)		—	(13)
Digital capabilities and productivity enhancements investment (7)	(26)	(26)		(81)	(85)
Earnings (losses) before income taxes	$254	$(42)	705%	$668	$123	443%

(1)Percentages based on rounded numbers.
(2)Corporate and Other includes the Better Health VMS business.
(3)Represents the loss on divestiture of the Argentina business of $240 ($231 after tax) for the three and nine months ended Mar. 31, 2024, and the loss on divestiture of the Better Health VMS business of $118 for the nine months ended Mar. 31, 2025.

(4)Represents the pension settlement charge of $171 ($130 after tax) for the nine months ended Mar. 31, 2024.
(5)Represents cyberattack insurance recoveries of $35 ($26 after tax) and $70 ($53 after tax), respectively, for the three and nine months ended Mar. 31, 2025, and incremental costs of $8 ($6 after tax) and $57 ($43 after tax), respectively, for the three and nine months ended Mar. 31, 2024.

(6)Represents restructuring and related costs, net for implementation of the streamlined operating model of $10 ($7 after tax) and $13 ($10 after tax) for the three and nine months ended Mar. 31, 2024, respectively.

(7)Represents expenses related to the company's digital capabilities and productivity enhancements investment of $26 ($20 after tax) and $81 ($62 after tax) for the three and nine months ended Mar. 31, 2025, respectively, and $26 ($20 after tax) and $85 ($64 after tax) for the three and nine months ended Mar. 31, 2024, respectively.

Condensed Consolidated Balance Sheets
Dollars in millions
	3/31/2025	6/30/2024	3/31/2024
	(Unaudited)		(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$226	$202	$219
Receivables, net	597	695	673
Inventories, net	635	637	674
Prepaid expenses and other current assets	132	88	95
Total current assets	1,590	1,622	1,661
Property, plant and equipment, net	1,245	1,315	1,292
Operating lease right-of-use assets	349	360	379
Goodwill	1,222	1,228	1,229
Trademarks, net	501	538	539
Other intangible assets, net	68	143	149
Other assets	537	545	556
Total assets	$5,512	$5,751	$5,805

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes and loans payable	$54	$4	$111
Current operating lease liabilities	85	84	82
Accounts payable and accrued liabilities	2,016	1,486	1,653
Total current liabilities	2,155	1,574	1,846
Long-term debt	2,483	2,481	2,480
Long-term operating lease liabilities	322	334	347
Other liabilities	341	848	853
Deferred income taxes	21	22	24
Total liabilities	5,322	5,259	5,550
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—	—
Common stock	131	131	131
Additional paid-in capital	1,304	1,288	1,270
Retained earnings	99	250	34
Treasury stock	(1,331)	(1,186)	(1,189)
Accumulated other comprehensive net (loss) income	(176)	(155)	(155)
Total Clorox stockholders’ equity	27	328	91
Noncontrolling interests	163	164	164
Total stockholders’ equity	190	492	255
Total liabilities and stockholders’ equity	$5,512	$5,751	$5,805